EXECUTION COPY
                      AMENDMENT AGREEMENT

       THIS AMENDMENT AGREEMENT (this "Agreement" or this "Amendment"), dated as of June 28, 1996, is entered into by and among DRAVO CORPORATION, a Pennsylvania corporation ("Dravo"), DRAVO LIME COMPANY, a Delaware corporation ("Lime"), DRAVO BASIC MATERIALS COMPANY, INC., an Alabama corporation ("Basic", together with Lime referred to herein as the "Companies"), FIRST ALABAMA BANK, a subsidiary of Regions Financial Corporation ("FAB"), PNC BANK, NATIONAL ASSOCIATION (formerly known as Pittsburgh National Bank) ("PNC"), BANK OF AMERICA ILLINOIS (formerly known as Continental Bank and Continental Bank N.A.) ("BAI"), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (acting through Prudential Capital Group, "Prudential"; FAB, PNC, BAI and Prudential herein collectively referred to as "Lenders", and each a "Lender"), and FAB, as agent for the Lenders (in such capacity, together with its successors and assigns, the "Agent") and BAI, as documentation agent for the Lenders (in such capacity, together with its successors and assigns, the "Documentation Agent").


                     PRELIMINARY STATEMENTS


      (1) The Companies, Dravo and the Lenders have entered into an Override Agreement, dated as of January 21, 1992, as amended by the First Amendment to Override Agreement, dated March 10, 1993, the Second Amendment to Override Agreement, dated as of March 7, 1994, the Amendment Agreement, dated as of August 1, 1994, the Amendment Agreement, dated as of January 3, 1995, the Amendment Agreement, dated as of December 31, 1995 and the Amendment and Restatement of Articles IV, V and VI of the Override Agreement and Amendment and Restatement of Appendix A Definitions dated as of February 15, 1996 (as so amended and restated, the "Override Agreement"). In addition, the Companies, the Agent, the Documentation Agent and the Lenders have entered into an Amended and Restated Revolving Credit Agreement, dated as of January 21, 1992, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 7, 1994, by the Amendment Agreement dated as of August 1, 1994, the Amendment Agreement dated as of January 3, 1995, and the Amendment Agreement dated as of December 31, 1995 (as so amended, the "Revolving Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Override Agreement.

     (2) The parties hereto desire to amend the Revolving Credit Agreement and certain other Operative Documents to extend the Maturity Date of the Revolving Line of Credit from July 31, 1997 to July 31, 1998, and to extend the availability of the Letters of Credit until July 31, 1998, among other things.

      NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                           4(xviii) -1

                           ARTICLE I

                       SIXTH AMENDMENT TO
                   REVOLVING CREDIT AGREEMENT

      SECTION 1.01. Amendments to Revolving Credit Agreement. The Revolving Credit Agreement shall be, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2.01 hereof, amended as follows:

      (a) The first sentence of Section 1.1(a) is amended by deleting the date "July 31, 1997" and substituting therefor the date "July 31, 1998."

      (b) The fourth sentence of Section 1.1(a) is amended by deleting the date "July 31, 1997" and substituting therefor the date "July 31, 1998."

      (c) Section 1.1(a) is further amended by the addition at the end thereof of the following:

     "Notwithstanding anything in this Agreement to the contrary, the maximum available Revolving Line of
     Credit, together with the Stated Amount of all outstanding Letters of Credit shall, as of August 1, 1997, and thereafter, be reduced from SIXTY FIVE MILLION DOLLARS ($65,000,000.00) to FORTY-EIGHT MILLION DOLLARS ($48,000,000.00), and, as of August 1, 1997,
     the maximum limitation for each Lender shown opposite the name of each Lender on Schedule I shall be reduced on a proportionate basis to the foregoing reduction in the maximum available Revolving Line of Credit, together with the Stated Amount of all outstanding Letters of Credit."

      (d) The first sentence of Section 1.1(b)(i) is amended by deleting "the Maturity Date" and substituting therefor "July 31,
1997."

     (e) The first sentence of Section 1.1(b)(iii) is amended by deleting "the Maturity Date" and substituting therefor "July 31,
1997."

      (f) Section 1.1(c) is amended by the addition at the end thereof of the following:

     "On July 31, 1997, the Revolving Notes shall be amended by Borrowers and each respective Lender to indicate the extension of the Maturity Date to July 31, 1998, and the reduction of the maximum available Revolving Line of Credit, together with the Stated Amount of all outstanding Letters of Credit, from $65,000,000.00 to $48,000,000.00."

      (g) The fourth sentence of Section 1.3 is amended by deleting the date "July 31, 1997" and substituting therefor the date "July 31, 1998."

                           4(xviii) -2

     (h) Section 1.6 is amended by the addition of the following parenthetical immediately after the number "$65,000,000.00", to-wit:

     "($48,000,000.00 after July 31, 1997)"


                           ARTICLE II

                      CONDITIONS PRECEDENT

      SECTION 2.01. Conditions of Effectiveness. This Amendment shall become effective when, and only when, (a) the Agent shall have received counterparts of this Amendment executed by each of the parties hereto, (b) all accrued but unpaid interest, fees and expenses under the terms of the Revolving Credit Agreement, as amended hereby, and all outstanding fees and expenses of counsel to the Agent and the Lenders, shall have been paid in full to the extent due and payable after giving effect to this Amendment, (c) the Agent additionally shall have received all of the following documents, each (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Agent and the Lenders:

           (i) Copies of (A) all documents evidencing all requisite corporate action of each Dravo Party (including any and all resolutions of the Board of
     Directors of each Dravo Party) authorizing the execution, delivery and performance of this Amendment and the matters contemplated hereby and thereby, and
     (B) all documents evidencing all Governmental Approvals, if any, with respect to this Amendment and the matters contemplated hereby and thereby.

            (ii) A certificate of the Secretary or an Assistant Secretary of each Dravo Party certifying the names and true signatures of the officers authorized to sign this Amendment on behalf of such Dravo Party and any other documents to be delivered by such Dravo Party hereunder.

            (iii)      Such  other  documents,  instruments,
     approvals (and, if required by the Agent, certified duplicates of executed copies thereof) or opinions as the Agent or any Lender may reasonably request.

      (b) The representations and warranties contained herein shall be true on and as of the effective date hereof; there shall exist on the effective date hereof no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of any Dravo Party or its Subsidiaries since December 31, 1995; and each Dravo Party shall have delivered to the Lenders an Officer's Certificate, dated as of the effective date hereof, to such effect.
                           4(xviii) -3

                          ARTICLE III

                 REPRESENTATIONS AND WARRANTIES

      SECTION 3.01.  Representations and Warranties of the  Dravo
Parties.

      (a) Each of the Dravo Parties hereby repeats and confirms each of the representations and warranties made by it in Article VII of the Override Agreement, as though made on and as of the date hereof, with each reference therein to "this Agreement", the "Operative Documents", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Override Agreement and the Operative Documents, in each case as amended hereby.

      (b) Each of the Dravo Parties represents and warrants as follows:

          (i) Such Dravo Party and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

           (ii) The execution, delivery and performance by such Dravo Party of this Amendment are within its corporate  powers,  have been duly  authorized  by  all
     necessary corporate action and do not contravene (A) such Dravo Party's charter or bylaws, (B) law, or (C) any legal or contractual restriction binding on or affecting such Dravo Party; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

          (iii) No Governmental Approval is required for the due execution, delivery and performance by such Dravo Party of this Amendment, except for such Governmental Approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

           (iv) This Amendment constitutes the legal, valid and binding obligations of such Dravo Party enforceable against such Dravo Party in accordance with its terms; subject to the qualifications, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

          (v) Except as set forth in the Form 10-K filed by Dravo with the Securities Exchange Commission for the year ended December 31, 1995, there

                           4(xviii) -4

     are no pending or threatened actions, suits or proceedings affecting such Dravo Party or any of its Subsidiaries or the properties of such Dravo Party or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of such Dravo Party and its Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Override Agreement or any other Operative Document, in each case as amended by this Amendment.


                           ARTICLE IV

                      CONSENT OF GUARANTOR

       SECTION  4.01.   Consent  of  Guarantor.   Dravo,  by  its
execution hereof, does hereby consent to and approve the terms of this Amendment and does hereby ratify and affirm its guaranty obligations in favor of Lenders.


                           ARTICLE V

                         MISCELLANEOUS

      SECTION  5.01.   Reference to and Effect on  the  Operative
Documents.

      (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Revolving Credit Agreement and the Override Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Revolving Credit Agreement and the Override Agreement, respectively, and each reference in the other Operative Documents to "the Revolving Credit Agreement", "the Override Agreement", "thereunder", "thereof" or words of like import referring to the Revolving Credit Agreement and the Override Agreement, shall mean and be a reference to the Revolving Credit Agreement and the Override Agreement, respectively, as amended hereby.

      (b) Except as specifically amended above, the Revolving Credit Agreement, the Override Agreement and the Notes, and all other Operative Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Dravo Parties under the Revolving Credit Agreement, the Notes and the other Operative Documents, in each case as amended hereby.

      (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or

                           4(xviii) -5

the Agent under any of the Operative Documents, nor constitute a waiver of any provision of any of the Operative Documents.

      SECTION 5.02. Costs and Expenses. The Dravo Parties jointly and severally agree to pay on demand all costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Amendment. The Dravo Parties jointly and severally further agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Transaction Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this
Section 5.02.

      SECTION 5.03. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      SECTION 5.04. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                 [Signatures on Next Two Pages]

                           4(xviii) -6
      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              FIRST ALABAMA BANK,

Individually and as Agent

                              By:  /s/ PETER P. GAILLARD
                                   Name: Peter P. Gaillard
                                   Title: Senior Vice Presiden


                              PNC BANK, NATIONAL ASSOCIATION

                              By:  /s/ MICHAEL J. BEYER
                                   Name: Michael J. Beyer
                                   Title: Vice President


                              BANK OF AMERICA ILLINOIS,
                              Individually and as Documentation Agent

                              By:  /s/ MICHAEL J. MCKINNEY
                                   Name: Michael J. McKinney
                                   Title: Vice President


                              THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA

                              By:  /s/ KEVIN J. KRASKA
                                   Name: Kevin J. Kraska
                                   Title: Vice President


                              DRAVO CORPORATION

                              By:  /s/ ERNEST F. LADD III
                                   Name: Ernest F. Ladd III
                                   Title: Executive Vice President


                              DRAVO LIME COMPANY

                              By:  /s/ ERNEST F. LADD III
                                   Name: Ernest F. Ladd III
                                   Title: Executive Vice President


                                DRAVO  BASIC  MATERIALS  COMPANY, INC.

                              By:  /s/ ERNEST F. LADD III
                                   Name: Ernest F. Ladd III
                                   Title: Executive Vice President

                           4(xviii) -7